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                                                                    EXHIBIT 99.1

    FOR IMMEDIATE RELEASE:

               TYCO ANNOUNCES RESULTS OF ITS OFFER TO REPURCHASE
                  ZERO COUPON CONVERTIBLE DEBENTURES DUE 2021

    PEMBROKE, BERMUDA--FEBRUARY 13, 2003--Tyco International Ltd. (NYSE--TYC, BSX--TYC, LSE--TYI) today announced the results of its offer to repurchase Zero Coupon Convertible Debentures due February 12, 2021 issued by its wholly-owned subsidiary, Tyco International Group S.A. Holders' option to surrender their debentures for repurchase expired at 5:00 p.m., New York City time, on February 12, 2003.

    Tyco has been advised by the depositary, U.S. Bank, N.A., that $2,421,126,000 in aggregate principal amount at maturity of debentures were validly surrendered for repurchase and not withdrawn and Tyco has repurchased all of such debentures. The purchase price for the debentures was $764.15 in cash per $1,000 in principal amount at maturity. The aggregate purchase price for all of the debentures validly surrendered for repurchase and not withdrawn was $1,850,103,433.

ABOUT TYCO INTERNATIONAL LTD.

    Tyco International Ltd. is a diversified manufacturing and service company. Tyco operates in more than 100 countries and had fiscal 2002 revenues from continuing operations of approximately $36 billion.

FORWARD-LOOKING STATEMENTS

    This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the "PSLRA"). These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. The PSLRA safe harbor for forward-looking statements, however, does not apply to forward-looking statements made in connection with Tyco's offer to repurchase debentures surrendered by debenture holders.

    More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 2002. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

                                     # # #

Contact:  Gary Holmes (Media)
       212-424-1314
       Kathy Manning (Investors)
       603-334-3900